Exhibit 107

CALCULATION OF REGISTRATION FEE

Form S-8

(Form Type)

Amylyx Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in its Charter)

Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the Amylyx Pharmaceuticals, Inc. 2022 Stock Option and Incentive Plan	Rule 457(c) and Rule 457(h)	3,431,486 shares (2)	$3.21 (3)	$11,015,070.06 (3)	$0.00015310	$1,686.41

Equity	Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the Amylyx Pharmaceuticals, Inc. 2022 Employee Stock Purchase Plan	Rule 457(c) and Rule 457(h)	686,297 shares (4)	$2.7285 (5)	$1,872,561.37 (5)	$0.00015310	$286.69

Total Offering Amounts					$12,887,631.43		—

Total Fees Previously Paid							—

Total Fee Offsets							—

Net Fee Due							$1,973.10

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of common stock.

(2)

Represents an automatic increase to the number of shares available for issuance under the Amylyx Pharmaceuticals, Inc. 2022 Stock Option and Incentive Plan (the “2022 Plan”) of 3,431,486, effective as of January 1, 2025. Shares available for issuance under the 2022 Plan were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission on January 12, 2022 (File No. 333-262125), March 13, 2023 (File No. 333-270509) and February 22, 2024 (File No. 333-277274).

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act. The price per share and aggregate offering price are calculated on the basis of $3.21, the average of the high and low price of the registrant’s common stock as reported on the Nasdaq Global Select Market (“Nasdaq”) on February 26, 2025.

(4)

Represents an automatic increase to the number of shares available for issuance under the Amylyx Pharmaceuticals, Inc. 2022 Employee Stock Purchase Plan (the “2022 ESPP”) of 686,297, effective as of January 1, 2025. Shares available for issuance under the 2022 ESPP were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission on January 12, 2022 (File No. 333-262125), March 13, 2023 (File No. 333-270509) and February 22, 2024 (File No. 333-277274).

(5)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) of the Securities Act, and based on 85% of the average of the high and low sales price of the registrant’s common stock, as reported on Nasdaq on February 26, 2025. Pursuant to the 2022 ESPP, the purchase price of the shares of common stock reserved for issuance thereunder will be 85% of the fair market value per share of common stock on the applicable offering date or on the exercise date of the applicable offering period, whichever is less.